Exhibit 5.2

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

April 8, 2014

AIMCO Properties, L.P.

4582 South Ulster Street, Suite 1100

Denver, Colorado 80237

Re:	Apartment Investment and Management Company

AIMCO Properties, L.P.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to AIMCO Properties, L.P., a Delaware limited partnership (the “Aimco Operating Partnership”), in connection with the registration statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by Apartment Investment and Management Company, a Maryland corporation (“Aimco”), and the Aimco Operating Partnership with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time by the Aimco Operating Partnership, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules and Regulations”), of debt securities (the “Debt Securities”) in one or more series. The Debt Securities may be issued under an indenture (each an “Indenture”) entered into or proposed to be entered into among the Aimco Operating Partnership, Aimco (as guarantor, as applicable) and trustees (the “Trustees”) that have been or will be appointed prior to the issuance of any Debt Securities.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)	the Registration Statement;

(ii)	an executed copy of a certificate for AIMCO-GP, Inc., a Delaware corporation and the general partner of the Aimco Operating Partnership (in such capacity, the “General Partner”), of Lisa R. Cohn, Secretary of the General Partner, dated the date hereof (the “Secretary’s Certificate”);

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(iii)	a copy of the Certificate of Limited Partnership of the Aimco Operating Partnership, as amended as of the date hereof (the “Certificate of Limited Partnership”), certified by the Secretary of State of the State of Delaware, as of February 11, 2014, and certified pursuant to the Secretary’s Certificate;

(iv)	a copy of the Fourth Amended and Restated Agreement of Limited Partnership of the Aimco Operating Partnership, as amended as of the date hereof (the “Limited Partnership Agreement”), certified pursuant to the Secretary’s Certificate;

(v)	a copy of the Certificate of Incorporation of the General Partner, as amended as of the date hereof (the “Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware as of February 11, 2014, and certified pursuant to the Secretary’s Certificate;

(vi)	a copy of the By-Laws of the General Partner, as amended and in effect as of the date hereof (the “Bylaws”), certified pursuant to the Secretary’s Certificate;

(vii)	the Indentures or forms thereof, filed as exhibits to the Registration Statement; and

(viii)	a copy of certain resolutions of the Board of Directors of the General Partner, adopted on March 26, 2004 and April 8, 2014, relating to the issuance and sale, on a delayed or continuous basis, of the Debt Securities and related matters, including a delegation of authority to certain authorized officers of the General Partner to fix and determine the terms of the Debt Securities, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Aimco Operating Partnership and the General Partner and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Aimco Operating Partnership, the General Partner and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the General Partner, on behalf of the Aimco Operating Partnership, had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. In addition, we have assumed that (i) the Limited Partnership Agreement is the only partnership agreement, as defined

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under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), of the Aimco Operating Partnership, and (ii) the Aimco Operating Partnership has, and since the time of its formation has had, at least one validly admitted and existing limited partner of the Aimco Operating Partnership. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Aimco Operating Partnership and others and of public officials.

We have assumed that any Indenture, and any supplemental indenture, officers’ certificate or board resolution pursuant to such Indenture, establishing the terms of any Debt Securities will be duly authorized, executed and delivered by the Trustee and that any Debt Securities that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. We have also assumed that any Indenture, when executed, will be in substantially the form reviewed by us.

We have also assumed that (a) the General Partner (i) is, and as of the date of formation of the Aimco Operating Partnership was, duly incorporated and validly existing and in good standing, and (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization, and (b) the authorization, execution and delivery by the General Partner, in its capacity as general partner of the Aimco Operating Partnership, of any Indenture, and any supplemental indenture, officers’ certificate or board resolution pursuant to such Indenture, establishing the terms of any Debt Securities, on behalf of the Aimco Operating Partnership, will have been duly authorized by all requisite corporate action on the part of the General Partner.

In addition, we have assumed that the terms of the Debt Securities will have been established so as not to, and that the authorization, execution and delivery by the General Partner, on behalf of the Aimco Operating Partnership, of any Indenture, and any supplemental indenture, officers’ certificate or board resolution pursuant to such Indenture, establishing the terms of any Debt Securities, and the performance by the Aimco Operating Partnership of its obligations under the Indenture and any supplemental indenture to be entered into in connection with the issuance of Debt Securities, will not, (i) conflict with the Certificate of Incorporation, Certificate of Limited Partnership, Bylaws or Limited Partnership Agreement, as applicable, of the General Partner or the Aimco Operating Partnership, (ii) constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the General Partner or the Aimco Operating Partnership or their respective property is subject, (iii) contravene any order or decree of any governmental authority to which the General Partner or the Aimco Operating Partnership or their respective property is subject, or (iv) violate any law, rule or regulation to which the General Partner or the Aimco Operating Partnership or their respective property is subject. We have also assumed that the terms of the Debt Securities will have been established so as not to, and that the authorization, execution and delivery by the General Partner, on behalf of the Aimco Operating Partnership, of any Indenture, and any supplemental indenture, officers’ certificate or board resolution pursuant to such Indenture, establishing the terms of any Debt Securities, and the enforceability of the Indenture and any supplemental indenture to be entered into in connection with the issuance of Debt Securities against the Aimco Operating Partnership, will not require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

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Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware, the DRULPA and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of the law of any jurisdiction other than Opined on Law on the opinions herein stated. The Debt Securities may be issued from time to time on a delayed or continuous basis, and the opinions set forth herein are limited to the Opined on Law, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that, when: (i) the Registration Statement (including all necessary post-effective amendments) has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939; (ii) an appropriate prospectus supplement or term sheet with respect to any Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Debt Securities has been duly authorized, executed and delivered by the General Partner, on behalf of the Aimco Operating Partnership, and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the General Partner, on behalf of the Aimco Operating Partnership, have taken all necessary corporate action to approve the issuance, sale and terms of the Debt Securities and related matters; (v) any supplemental indenture, officers’ certificate or board resolution in respect of such Debt Securities has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities, so as not to violate any applicable law, the Certificate of Limited Partnership or the Limited Partnership Agreement, or result in a default under or breach of any agreement or instrument binding upon the Aimco Operating Partnership or any of its properties, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Aimco Operating Partnership or any of its properties; (vii) the applicable Indenture has been duly executed and delivered by the parties thereto; and (viii) the Debt Securities have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Debt Securities, when issued and sold in accordance with the applicable Indenture and any supplemental indenture, officers’ certificate or board resolution to

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be entered into or adopted in connection with the issuance of such Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Aimco Operating Partnership, enforceable against the Aimco Operating Partnership in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preferences and other similar laws now or hereafter in effect affecting creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is sought in equity or at law), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies, and (e) the possible deemed unenforceability of the waiver contained in Section 6.12 of the applicable Indenture.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations . This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP